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                                                                  Exhibit 4.3(c)


                                     WARRANT


               THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

No. PCT001

                               iPhysician Net Inc.
                            STOCK WARRANT CERTIFICATE

         THIS CERTIFIES that, for value received, PictureTel Corporation ("PictureTel") or its registered successors and assigns, is the owner of
Warrants to purchase Nine Hundred Ninety-Seven Thousand Seven Hundred Fifty (997,750) shares of Series A preferred stock, $0.001 par value (the "Series A Preferred Stock"), of iPhysician Net Inc., a Delaware corporation (formerly Integrated Physician Networks, Inc. and formerly IPNI Communications
Corporation) (herein called the "Company"), at any time, at an initial exercise price per share equal to one cent ($0.01) per share, subject to adjustment from time to time pursuant to the provisions of Section 3 hereof (the "Exercise Price"); provided that, in the event the Company consummates an initial public offering of shares of its common stock, $0.001 par value (the "Common Stock"), pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, as amended (an "IPO"), this Warrant shall entitle PictureTel to purchase, in lieu of shares of Series A Preferred Stock, at the Exercise Price then in effect, a number of shares of Common Stock into which the then remaining and unexercised shares of Series A Preferred Stock subject to this Warrant are then convertible in accordance with the terms of the Series A Preferred Stock, as set forth in the Company's Certificate of Incorporation, as amended (such shares of Common Stock or Series A Preferred Stock for which this Warrant are exercisable are hereinafter referred to as the "Warrant Shares"). The Warrants evidenced by this certificate shall terminate and become void as of the close of business upon the earlier of (i) the sale of all or substantially all of the Company's property, (ii) merger of the Company into any other company, (iii) an underwritten public offering of the Company's Common Stock, or (iv) September
22, 2002. For purposes of this Warrant certificate: (i) the terms "Series A Preferred Stock" and "Common Stock" shall mean the classes of capital stock of the Company designated Series A Preferred Stock and Common Stock, respectively, pursuant to the Company's Certificate of Incorporation, as from time to time in effect (the "Certificate of Incorporation"), and any other class of capital stock of the Company resulting from successive changes or reclassification of the Series A Preferred or Common Stock; and (ii) the term "Relationship Agreement" shall mean that certain Agreement dated as of September 22, 1997, between the Company and PictureTel, as amended by Amendment No. 1 and by Amendment No. 2, and as may be further amended from time to time.
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         1. Definitions.  Capitalized terms used herein without  definition have the meanings ascribed to them in the Relationship Agreement.

         2. Exercise of Warrants.

                  2.1 Cash Exercise. The Warrants evidenced hereby may be exercised at any time by the registered holder hereof, in whole or in part, by the surrender of this Warrant certificate, duly endorsed (unless endorsement is waived in writing by the Company), at the principal office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at such holder's last address appearing on the books of the Company) and upon payment to the Company by wire transfer or a certified or bank check payable to the order of the Company for the Exercise Price for each Warrant exercised. The certificate(s) for Warrant Shares shall be delivered to the registered holder hereof as soon as practicable but, in any event, not later than ten days after Warrants evidenced hereby shall have been so exercised and a new Warrant certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the registered holder within such time unless such Warrants have expired. The holder of the Warrants evidenced by this certificate shall have all the rights of a holder of Warrant Shares to be issued upon exercise of the Warrants when such Warrant holder tenders payment of the Exercise Price to the Company along with this Warrant certificate duly endorsed in accordance with this Section 2. No fractional Warrant Shares of the Company, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants; but the holder hereof shall be entitled to cash equal to such fraction multiplied by the then effective Exercise Price.

                  2.2 Net Issue Exercise.

                         (a) In lieu of a cash exercise of this Warrant, the holder hereof may elect, at any time or times when this Warrant is otherwise exercisable in accordance with Section 2.2 hereof, to receive a number of Warrant Shares equal to the value of the Warrants evidenced hereby (or the portion thereof being canceled) by surrender of this Warrant certificate at the principal office of the Company together with written notice of such election, with an appropriate signature guarantee, in which event the Company shall issue to the holder hereof a number of Warrant Shares computed using the following formula:

                                  X = Y (A - B)
                                      --------
                                          A

Where:              X =    The number of Warrant Shares to be issued to Holder;

                    Y = The number of Warrant Shares issuable upon exercise of the number of Warrants which the Holder elects to exercise;

                    A = The fair market value of one share of the Company's Warrant Shares; and

                    B = The Exercise Price (as adjusted to the date of such calculations).



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                         (b)  For purposes of this Section, fair market value of
                              the Company's Warrant Shares shall mean the average of the closing bid and asked prices of the Company's Common Stock quoted in the over-the-counter market summary or the average closing price quoted on any exchange on which the Common Stock is listed, or on the NASDAQ National Market, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value. If the Common Stock is not traded over-the-counter or on an exchange, the fair market value shall be determined in good faith by the Board of Directors of the Company subject to the approval of PictureTel, which approval shall not be unreasonably withheld. In the event this Warrant is exercised in conjunction with or upon consummation of the closing of an IPO, the fair market value shall be deemed to be the final price to public as shown on the final prospectus of the Company filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

         3. Adjustment in Exercise Price and Number of Shares. The Exercise Price per Warrant shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price pursuant to
Section 3.2 and 3.3 hereof (but not any other provision of this Warrant), the holder of this Warrant shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing
(1) the product of (x) the number of shares purchasable pursuant hereto immediately prior to such adjustment and (y) the Exercise Price immediately preceding such adjustment by (2) the Exercise Price resulting from such adjustment.

                  3.1 Issuance of Additional Shares.

                         (a) Special Definitions. For purposes of this Section 3.1, the following definitions shall apply:

                              (i)  "Options" shall mean rights, options or
                                   warrants to subscribe for, purchase or
                                   otherwise acquire either Common Stock or Convertible Securities.

                              (ii) "Convertible Securities" shall mean any
                                   evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock or convertible into or exchangeable for securities convertible into or exchangeable for Common Stock.

                              (iii) "Additional Shares of Stock" shall mean all
                                   shares of Series A Preferred Stock or Common
                                   Stock issued by the Company after the date hereof, provided that no adjustments shall be made under this Warrant by virtue of:



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                              (A)  shares of Common Stock issued to employees,
                                   officers and directors of the Company under the Company's stock option plans if such plans are approved by the board of directors and stockholders of the Company;

                              (B) shares issuable upon exercise of the Warrants evidenced by this Warrant Certificate; and

                              (C) any event for which adjustment is provided pursuant to Sections 3.2 or 3.3 hereof.

                         (b) No Adjustment of Exercise Price. No adjustment in the applicable Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Exercise Price in effect on the date of, and immediately prior to, such issue.

                         (c)  Deemed Issue of Additional Shares of Common Stock
                              - Options and Convertible Securities. Except as provided in Sections 3.1(a) or 3.1(b) hereof, in the event the Company at any time or from time to time after the date hereof shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued,

                              (i)  no further adjustment in the applicable
                                   Exercise Price shall be made upon the
                                   subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (ii) if such Options or Convertible Securities by
                                   their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or



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                                   decrease in the number of shares of Common
                                   Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              (iii) upon the expiration of any such Options or
                                   any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if,

                                   (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities whether or not converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                   (B)  in the case of Options for Convertible
                                        Securities, only the Convertible
                                        Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.



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                         (d)  Adjustment of Exercise Price Upon Issuance of
                              Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
                              Section 3.1(c)) without consideration or for a consideration per share less than the applicable Exercise Price of the Warrant in effect on the date of and immediately prior to such issue, then and in such event, the applicable Exercise Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding Options and Convertible Securities, plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the then applicable Exercise Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding Options and Convertible Securities, plus the number of such Additional Shares of Common Stock so issued.

                         (e) Determination of Consideration. For purposes of this Section 3.1, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                              (i)  Cash and Other Consideration: Such
                                   consideration shall:

                                   (A)  insofar as it consists of cash, be
                                        computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                                   (B)  insofar as it consists of consideration
                                        other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                                   (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.



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                              (ii) Options and Convertible Securities. The
                                   consideration per share received by the
                                   Company for Additional Shares of Common Stock deemed to have been issued pursuant to
                                   Section 3.1(c), relating to Options and
                                   Convertible Securities, shall be determined by dividing

                                   (A)  the total amount, if any, received or
                                        receivable by the Company as
                                        consideration for the issue of such
                                        Options or Convertible Securities, plus
                                        the minimum aggregate amount of
                                        additional consideration (as set forth
                                        in the instruments relating thereto,
                                        without regard to any provision
                                        contained therein for a subsequent
                                        adjustment of such consideration)
                                        payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                   (B)  the maximum number of shares of Common
                                        Stock (as set forth in the instruments
                                        relating thereto, without regard to any
                                        provision contained therein for a
                                        subsequent adjustment of such number)
                                        issuable upon the exercise of such
                                        Options or the conversion or exchange of such Convertible Securities.

         3.2 Stock Dividends. If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company, in each case payable in Common Shares or securities convertible into or exercisable for Common Stock, the number of Common Shares to be obtained upon exercise of this Warrant shall be proportionately adjusted to reflect the issuance of any such securities issuable in payment of such dividend or distribution.

         3.3 Subdivision or Combination of Stock. If and whenever the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

         3.4 Recapitalizations, Merger, etc. If at any time or from time to time
(a) there shall be any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any


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
reclassification of the Common Stock) or (b) the Company pays any distribution or dividend in cash or property of the Company in complete or partial liquidation (but not including ordinary periodic cash dividends), the registered holder hereof shall thereafter, upon exercise of this Warrant certificate, be entitled to receive the number of shares of stock or other securities or cash or property of the Company (or of the successor corporation resulting from any consolidation or merger) to which the Series A Preferred Stock or Common Stock, as applicable (and any other securities) deliverable upon the exercise of this Warrant certificate would have been entitled if this Warrant certificate had been exercised immediately prior to such event, and the Exercise Price shall be adjusted appropriately so that the aggregate amount payable by the registered holder hereof upon the full exercise of this Warrant certificate remains the same. The Company shall not effect any such recapitalization, consolidation or merger unless, upon the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the registered holder hereof such shares of stock, securities, cash or property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

         4. Company to Provide Stock.

         The Company covenants and agrees that all the Warrant Shares which may be issued upon the exercise of the Warrants evidenced hereby upon the due exercise thereof, including the receipt by the Company of the aggregate Exercise Price for all Warrants exercised, will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof other than those which the Company shall promptly pay or discharge. The Company further covenants and agrees that during the period within which the Warrants evidenced hereby may be exercised, the Company will at all times reserve such number of Warrant Shares as may be sufficient to permit the exercise in full of the Warrants.

         5. Other Notices. If at any time the Warrants evidenced hereby are outstanding:

                  5.1 The Company shall declare any dividend on the Series A Preferred Shares payable in shares of capital stock of the Company; or

                  5.2 The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of capital stock entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

                  5.3 The Company shall authorize the distribution pro rata to all holders of capital its stock as evidences of its indebtedness or assets (including cash dividends or distributions paid out of retained earnings or retained surplus); or

                  5.4 There shall occur any reclassification of any of the capital shares of the Company, or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of any of the capital shares of the Company) or a sale or transfer to another corporation of all or substantially all of the properties of the Company; or

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                  5.5 There shall occur the voluntary or involuntary
liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall mail to the registered holder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least twenty days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of the capital stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Series A Preferred Shares of record shall be entitled to exchange their Series A Preferred Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

         6. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, unless the Company has received notice that any such Warrant has been acquired by a bona fide purchaser, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor; provided, however, if any Warrant of which the original holder of this Warrant, its nominee, or any of its affiliates is the registered holder is lost, stolen or destroyed, the affidavit of any authorized officer of the registered holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder's written agreement to indemnify the Company.

         7. Registered Holder. The registered holder of this Warrant certificate shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant certificate shall not be entitled by virtue of ownership of this Warrant certificate to any rights whatsoever as a shareholder of the Company.

         8. Amendments and Waivers. Any provision in this Warrant certificate to the contrary notwithstanding, changes in or additions to this Warrant certificate may be made and compliance with any covenant or provision herein set forth may be omitted or waived if the Company shall obtain consent thereto in writing from persons holding or having the right to acquire a majority of the aggregate of the Warrants issued and then outstanding. Any modification or amendment made in accordance with this Section 8 will be conclusive and binding on all present and future holders of Warrants and all present and future holders of Warrant Shares issued upon exercise of Warrants, whether or not notation of such modification or amendment is made upon such Warrant or certificate(s) representing such Warrant Shares. Any instrument given by or on behalf of any holder of a Warrant in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrants and Warrant Shares.


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         9. Covenants.

                  9.1 Reports and Notices. The Company covenants and agrees to deliver to the holder of the Warrants the following reports and notices; provided, however, that after the consummation by the Company of an IPO, the provisions of Section 9.1 may be satisfied by delivery of copies of the Company's public reports filed with the Securities and Exchange Commission under the Exchange Act and delivered to all other stockholders at or after the time of such filing.

                         (a) Commencing with the Company's 1999 fiscal year, as soon as available and in any event within 90 days after the end of each fiscal year, a copy of the annual audit report for such year for the Company and its subsidiaries, including therein consolidated balance sheets of the Company and its subsidiaries as of the end of such fiscal year and consolidated statements of income and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, in each case accompanied by an unqualified opinion of the Company's independent public accountants of nationally recognized standing. PictureTel may at its option review Company's financial records relating to those fiscal years for which there are no audited financial statements provided to PictureTel hereunder.

                         (b) As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, consolidated balance sheets of the Company and its subsidiaries as of the end of such quarter and consolidated statements of income and a consolidated statement of cash flows of the Company and its subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and consolidated statements of income and a consolidated statement of cash flows of the Company and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied.

                         (c) As soon as available PictureTel shall receive forecasts prepared by management of the Company of balance sheets, income statements and cash flow statements on a quarterly basis as presented to the Company's Board of Directors.



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                  9.2 Transactions with Affiliates.

                         (a) The Company shall not enter into or be a party to any transaction with any Affiliate of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms that are no less favorable to the Company than would obtain in a comparable arm's length transaction with a Person not an Affiliate of the Company.

                         (b) For purposes of this Section 9.2 the term "Affiliate" shall have the meaning referred to in the Securities Act of 1933, as amended.

                  9.3 [Reserved]

                  9.4 Modifications of Charter and Bylaws. The Company shall not amend or modify any provisions of its Articles of Incorporation or Bylaws in any way which would adversely affect the interests of the holders of the Warrants.

                  9.5 Liquidation, Dissolution. The Company shall not, and shall not permit any material subsidiary to, wind up, liquidate or dissolve its affairs.

         10. Transfer. The Company hereby consents to each Holder's transfer of this Warrant certificate and the Warrants evidenced hereby at any time or times in whole or in part in accordance with the terms hereof; provided, however, that the Company may withhold its consent to any transfer of any single transaction whereby less than 10% of the Warrants then outstanding would be transferred. In the event that any of the Holders do so transfer the Warrant, such Holder(s) shall promptly thereafter notify the Company of the identities of the transferee. The transferee of such Warrant(s) will be bound by and will receive the benefits of this Warrant. Notwithstanding the foregoing, this Warrant and the Warrant Shares issued upon exercise hereof may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee and in accordance with the legend appearing on the face of this Warrant (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 10, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery with signatures appropriately guaranteed.


                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, iPhysician Net Inc. has caused this Warrant certificate, amended and restated, to be signed by a duly authorized officer under its corporate seal.

                                         iPhysician Net Inc.


                                         By:
                                            --------------------------------
                                         Title:
                                               -----------------------------


AGREED AND ACCEPTED
UPON THE TERMS HEREOF:

PictureTel Corporation

By:
   --------------------------------
Title:
      -----------------------------



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